                                                                     Exhibit 4.8


                   AMENDED AND RESTATED REGISTRATION AGREEMENT


               THIS AGREEMENT (the "Agreement") is made as of June 28, 2001 by and among TransWestern Holdings, L.P., a Delaware limited partnership (the "Partnership"), and the persons listed on the signature page hereto. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 8 hereof.


               WHEREAS, the Partnership and certain of the parties hereto, entered into that certain Registration Agreement, dated October 1, 1997 (the "Original Registration Agreement");


               WHEREAS, parties hereto hold an amount of securities of the Partnership subject to the Original Registration Agreement that is sufficient to effect an amendment and restatement of the Original Registration Agreement; and


              WHEREAS, the parties hereto now agree to amend and restate the Original Registration Agreement as provided herein and agree that this Agreement shall supercede and replace the Original Registration Agreement.


               The parties hereto agree as follows:

               1.       Demand Registrations.

              (a) Requests for Registration. At any time, the holders of a majority of the Investor Registrable Securities may request registration under the Securities Act of all or part of its Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), registration under the Securities Act of all or part of its Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Partnership will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Partnership has received written requests for inclusion therein within 15 days after the receipt of the Partnership's notice. All registrations requested pursuant to this paragraph 1(a) are referred to herein as "Demand Registrations".

              (b) Long-Form Registrations. The holders of a majority of the Investor Registrable Securities will be entitled to request three (3) Long-Form Registrations in which the Partnership will pay all Registration Expenses. A registration will not count as one of such three (3) Long-Form Registrations until it has become effective and neither the last nor any subsequent Long-Form Registration will count as one of such three (3) Long-Form Registrations unless the holders of Registrable Securities participating in such Demand Registration are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event the Partnership will pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective.

              (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to paragraph 1(b), the holders of a majority of the Investor Registrable Securities will be entitled to request three Short-Form Registrations in which the Partnership will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever the Partnership is permitted to use any applicable short form. After the Partnership has become subject to the reporting requirements of the Securities Exchange Act, the Partnership will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

              (d) Priority on Demand Registrations. The Partnership will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Investor Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Partnership in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold, the Partnership will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the Offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

              (e) Restrictions on Demand Registrations. The Partnership will not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration.

              (f) Selection of Underwriters. The holders of a majority of the Investor Registrable Securities included in any such Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering under such Demand Registration, subject to the Partnership's approval which will not be unreasonably withheld.

              (g) Other Registration Rights. Except as provided in this Agreement, the Partnership will not grant to any Persons the right to request the Partnership to register any equity securities of the Partnership, or any securities convertible into or exchangeable or exercisable for any such securities, as long as the Investors hold at least 25% of the Investor Registrable Securities.

              (h) Preemption of Demand Registrations. If the holders of a majority of the Investor Registrable Securities request a Demand Registration, the Partnership will have the right, but not the obligation, to preempt such Demand Registration with a Piggyback Registration; provided that this right may only be exercised one time. If the Partnership decides to exercise this preemption right, it must give written notice of such decision to holder(s) of a majority of the Investor Registrable Securities who requested such Demand Registration within ten days of receipt of the notice requesting such Demand Registration.

              2.       Piggyback Registrations.

              (a) Right to Piggyback. Whenever the Partnership proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration or an initial public offering of the Partnership's equity securities) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Partnership will




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give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Partnership has received written requests for inclusion therein within 15 days after the receipt of the Partnership's notice.

              (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Partnership in all Piggyback Registrations.

              (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Partnership, and the managing underwriters advise the Partnership in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold the Partnership will include in such registration
(i) first, the securities the Partnership proposes to sell, (ii) second, Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

              (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Partnership's securities, and the managing underwriters advise the Partnership in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold the Partnership will include in such registration (i) first, the securities demanding such Registration and such Registrable Securities requested to be included in such registration, pro rata among the holders of such securities demanding the registration and such Registrable Securities on the basis of the number of shares owned by each such holder, and (ii) second, other securities requested to be included in such registration.

              (e) Other Registrations. If the Partnership has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Partnership will not file or cause to be effected any other registration of any of its securities or securities convertible into or exchangeable or exercisable for its securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

              3.       Holdback Agreements.

              (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of securities of the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.


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              (b) The Partnership agrees (i) not to effect any public sale or distribution of their securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except (a) as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form and (b) for the grant of options to employees and/or directors pursuant to any stock option plan for employees and/or directors provided such options are not exercisable during such period), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of Registrable Securities purchased or otherwise acquired from the Partnership at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during any such period (except as part of any such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

              4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Partnership will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Partnership will as expeditiously as possible:

              (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Partnership will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

              (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months (or such shorter period as the sellers of the Registrable Securities shall request) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers of the Registrable Securities set forth in such registration statement;

              (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

              (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Partnership will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph,


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(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

              (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Partnership will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

              (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Partnership are then listed and, if not so listed, to be listed on the National Association of Securities Dealers automated quotation system;

              (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

              (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split combination of securities, recapitalization or reorganization);

              (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent business documents and properties of the Partnership, and cause the Partnership's officers, directors, partners, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

              (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the Partnership's first full calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

              (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Partnership will use its reasonable best efforts promptly to obtain the withdrawal of such order;

              (l) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or


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
authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

              (m) obtain a cold comfort letter from the Partnership's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement); and

              (n) provide a legal opinion of the Partnership's outside counsel, dated the closing date under the underwriting agreement, with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.


               The Partnership may require each seller of Registrable Securities as to which any registration is being effected to furnish the Partnership such information regarding such seller and the distribution of such securities as the Partnership may from time to time reasonably request in writing.

               5.       Registration Expenses.

              (a) All expenses incident to the Partnership's performance of or compliance with this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Partnership and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Partnership (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Partnership will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Partnership are then listed on the National Association of Securities Dealers automated quotation system.

              (b) In connection with each Demand Registration, the Partnership will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration.

              (c) To the extent Registration Expenses are not required to be paid by the Partnership, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in the proportion that the aggregate selling price of each seller's securities bear to the aggregate selling price of the securities to be so registered.

               6.       Indemnification.



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
              (a) The Partnership agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Partnership by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Partnership has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Partnership will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

              (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Partnership in writing such information and affidavits as the Partnership reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Partnership, its partners, directors and officers and each Person who controls the Partnership (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

              (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

              (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partner or controlling Person of such indemnified party and will survive the transfer of securities. The Partnership also agrees to make such provisions, as are reasonably requested by


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any indemnified party, for contribution to such party in the event the
Partnership's indemnification is unavailable for any reason.

              7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

              8. Definitions.


               "Common Units" means collectively the Partnership's Class A Common Partnership Units and Class B Common Partnership Units.


               "Executive" means anyone who has executed or will execute an Executive Agreement with the Partnership.


               "Executive Agreements" means the Agreements, between the Partnership and certain Executives relating to the issuance of securities of the Partnership dated as of the date hereof and as of certain future dates; provided that pursuant to each such Executive Agreement the Executive who is a party thereto agrees to be bound by the terms hereof.


               "Investor Registrable Securities" means (i) the Preferred Units and Common Units issued to or acquired or held by the Investors pursuant to the Recapitalization Agreement or otherwise acquired by the Investors and (ii) any securities issued or issuable with respect to the securities referred to in the foregoing clause (i) in connection with a recapitalization, merger, consolidation or other reorganization.


               "Investors" means, collectively, CIVC Partners Fund, L.P., CIVC Partners IIIA and CIVC Associates Fund II, the THL Investors and Providence.


               "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.


              "Preferred Units" means the Partnership's Preferred Units.


              "Providence" means Providence Equity Partners III L.P. and Providence Equity Operating Partners III L.P.


               "Recapitalization Agreement" means that certain Recapitalization Agreement, dated as of the date hereof, between the Partnership, the Company, the Investors, the Executives and the other Persons identified on the signature pages thereto.


               "Registrable Securities" means (i) the Investor Registrable Securities, (ii) the Preferred Units or the Common Units issued to or acquired or held by any other Person pursuant to the Recapitalization Agreement, (iii) any Common Units issued to the Executives pursuant to the Executive Agreements which constitute Common Units which have vested pursuant to the terms of


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such Executive Agreements, (iv) any securities issued or issuable with respect to the securities referred to in the foregoing clauses (i), (ii) and (iii) in connection with a recapitalization, merger, consolidation or other reorganization, and (iv) any other Common Units held by Persons holding securities described in clauses (i) through (iv) above (other than Common Units which have not vested pursuant to the terms of the Executive Agreements). As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected.


              "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.


              "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.


              "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.


              "THL" means Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Parallel Blocker I Corp. and Cayman Blocker I Corp.


              "THL Coinvestors" means limited partners of THL designated by THL.


              "THL Investors" means THL, Thomas H. Lee Investors Limited Partnership, 1997 Thomas H. Lee Nominee Trust, Putnam Investment Holdings LLC, Putnam Investment Employees' Securities Company I, LLC, Putnam Investment Employees Company II, LLC, Providence, the THL Coinvestors, the THL Individuals and any of their respective assignees.

              9.       Miscellaneous.


              (a) No Inconsistent Agreements. The Partnership will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

              (b) Adjustments Affecting Registrable Securities. The Partnership will not take any action, or permit any change to occur, with respect to its securities (other than actions taken by the Partnership in good faith and in the ordinary course of business) which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a split, combination, or other recapitalization).


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
              (c) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

              (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Partnership and the holders of at least a majority of the Registrable Securities.

              (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

              (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

              (g) Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

              (h) Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

              (i) Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address indicated in the Investors Agreement and to any subsequent holder of Securities subject to this Agreement at such address as indicated by the Partnership's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.


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              (j) Governing Law. All issues concerning the enforceability, validity and binding effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

              (k) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


                                    * * * * *




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
               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.




           TRANSWESTERN PUBLISHING COMPANY, L.P.
           By:  TransWestern Communications Company, Inc.
           Its:  General Partner


           By                    /s/
              -------------------------------------------------------

           Its     Vice President - Chief Financial Officer
               ------------------------------------------------------


           TRANSWESTERN COMMUNICATIONS COMPANY,
           INC.

           By                    /s/
              -------------------------------------------------------

           Its     Vice President - Chief Financial Officer
               ------------------------------------------------------


                                        /s/ Jody Smyth Jackson
           ----------------------------------------------------------
           Name:          Jody Smyth Jackson

                                        /s/ Suzanne M. Stadick
           ----------------------------------------------------------
           Name:          Suzanne M. Stadick

                                        /s/ Steven Boucher
           ----------------------------------------------------------
           Name:          Steven Boucher

                                        /s/ William Lexa
           ----------------------------------------------------------
           Name:          William Lexa

                                        /s/ Lois E. Speights
           ----------------------------------------------------------
           Name:          Lois E. Speights

                                        /s/ Keith J. Pattison
           ----------------------------------------------------------
           Name:          Keith J. Pattison

                                        /s/ Robert DiBella
           ----------------------------------------------------------
           Name:          Robert DiBella

                                        /s/ Lauren L. Jannotto
           ----------------------------------------------------------
           Name:          Lauren L. Jannotto


                   (SIGNATURE PAGE TO REGISTRATION AGREEMENT)

                                        /s/ W. Stephen Martin
           ----------------------------------------------------------
           Name:          W. Stephen Martin

                                        /s/ Laurence H. Bloch
           ----------------------------------------------------------
           Name:  Laurence H. Bloch - Trustee:  Laurence H. Bloch
                    and Cindy Bloch Living Trust

                                        /s/ Cindy Bloch
           ----------------------------------------------------------
           Name:          Cindy Bloch - Trustee

                                        /s/ Cindy Blocy
           ----------------------------------------------------------
           Name:          Cindy Blocy - Trustee

                                        /s/ Victoria L. Welch
           ----------------------------------------------------------
           Name:  Victoria L. Welch - Trustee:  Victoria L. Welch
                    Declaration of Trust

                                        /s/ Richard Mellert
           ----------------------------------------------------------
           Name:          Richard Mellert

                                        /s/ Robert Bambace
           ----------------------------------------------------------
           Name:          Robert Bambace

                                        /s/ William Raymond
           ----------------------------------------------------------
           Name:          William Raymond

                                        /s/ Joan M. Fiorito
           ----------------------------------------------------------
           Name:          Joan M. Fiorito - Trustee:  Fiorito Family Trust

                                        /s/ Laurence H. Bloch
           ----------------------------------------------------------
           Name:          Laurence H. Bloch

                                        /s/ Laurence H. Bloch
           ----------------------------------------------------------
           Name:          Laurence H. Bloch

                                        /s/ Rock B. Clum
           ----------------------------------------------------------
           Name:          Rock B. Clum

                                        /s/ James D. Durance
           ----------------------------------------------------------
           Name:          James D. Durance

                                        /s/ Ita Shea Oglesby
           ----------------------------------------------------------
           Name:          Ita Shea Oglesby

                                        /s/ Laurence H. Bloch
           ----------------------------------------------------------
           Name:          Laurence H. Bloch

                   (SIGNATURE PAGE TO REGISTRATION AGREEMENT)

                                        /s/ Laurence H. Bloch
           ----------------------------------------------------------
           Name:          Laurence H. Bloch

                                        /s/ Arthur Flick
           ----------------------------------------------------------
           Name:          Arthur Flick

                                        /s/ Richard Dailey
           ----------------------------------------------------------
           Name:          Richard Dailey

                                        /s/ Dennis Reinert
           ----------------------------------------------------------
           Name:          Dennis Reinert

                                        /s/ Marybeth Brennan
           ----------------------------------------------------------
           Name:          Marybeth Brennan

                                        /s/ Ricardo Puente
           ----------------------------------------------------------
           Name:  Ricardo Puente - Trustee:  Ricardo Puente Living Trust

                                        /s/ Ricardo Puente
           ----------------------------------------------------------
           Name:  Ricardo Puente - Trustee:  Ricardo Puente 1995 Trust

                                        /s/ Geri Reid Suster
           ----------------------------------------------------------
           Name: Geri Reid Suster - Trustee: Bar John Suster III and Geri Reid Suster Family Trust

                                        /s/ Richard L. Larkin
           ----------------------------------------------------------
           Name:          Richard L. Larkin

                                        /s/ Greg Hopwood
           ----------------------------------------------------------
           Name:          Greg Hopwood

                                        /s/ Michael Bynum
           ----------------------------------------------------------
           Name:  Michael Bynum - Trustee:  Michael and
                    Valerie Bynum LivingTrust

                                        /s/ Billy J. Huddleston, Jr.
           ----------------------------------------------------------
           Name:          Billy J. Huddleston, Jr.

                                        /s/ Cynthia Hardesty
           ----------------------------------------------------------
           Name:          Cynthia Hardesty


                                        /s/ John K. Erickson
           ----------------------------------------------------------
           Name:          John K. Erickson

                                        /s/ Richard Beck
           ----------------------------------------------------------
           Name:          Richard Beck

                   (SIGNATURE PAGE TO REGISTRATION AGREEMENT)

                                        /s/ Kim A. Kaznowski
           ----------------------------------------------------------
           Name:          Kim A. Kaznowski

                                        /s/ Shari Godgart
           ----------------------------------------------------------
           Name:          Shari Godgart

                                        /s/ Gary Freeman Nevins
           ----------------------------------------------------------
           Name:          Gary Freeman Nevins

                                        /s/ Russell Martin
           ----------------------------------------------------------
           Name:          Russell Martin

                                        /s/ Steve Sparks
           ----------------------------------------------------------
           Name:          Steve Sparks

                                        /s/ Seth A. Flynn
           ----------------------------------------------------------
           Name:          Seth A. Flynn

                                        /s/ Seth A. Flynn
           ----------------------------------------------------------
           Name:          Seth A. Flynn

                                        /s/ Seth A. Flynn
           ----------------------------------------------------------
           Name:          Seth A. Flynn

                                        /s/ Illegible
           ----------------------------------------------------------
           Name:          Name Illegible

                                        /s/ Illegible
           ----------------------------------------------------------
           Name:          Name Illegible

                                        /s/ Illegible
           ----------------------------------------------------------
           Name:          Name Illegible

                                        /s/ Illegible
           ----------------------------------------------------------
           Name:          Name Illegible

                                        /s/ Illegible
           ----------------------------------------------------------
           Name:          Name Illegible

                                        /s/ Illegible
           ----------------------------------------------------------
           Name:          Name Illegible

                                        /s/ Scott Perper
           ----------------------------------------------------------
           Name:          Scott Perper



                   (SIGNATURE PAGE TO REGISTRATION AGREEMENT)

                                        /s/ Scott A. Schoen
           ----------------------------------------------------------
           Name:          Scott A. Schoen

                                        /s/ Scott A. Schoen
           ----------------------------------------------------------
           Name:          Scott A. Schoen

                                        /s/ Scott A. Schoen
           ----------------------------------------------------------
           Name:          Scott A. Schoen

                                        /s/ Gerald R. Wheeler
           ----------------------------------------------------------
           Name:          Gerald R. Wheeler

                                        /s/ William H. Woolverton
           ----------------------------------------------------------
           Name:          William H. Woolverton

                                        /s/ William H. Woolverton
           ----------------------------------------------------------
           Name:          William H. Woolverton

                                        /s/ William H. Woolverton
           ----------------------------------------------------------
           Name:          William H. Woolverton

                                        /s/ Thomas H. Lee
           ----------------------------------------------------------
           Name:          Thomas H. Lee

                                        /s/ Thomas H. Lee
           ----------------------------------------------------------
           Name:          Thomas H. Lee

                                        /s/ David V. Harkins
           ----------------------------------------------------------
           Name:          David V. Harkins

                                        /s/ Sheryll J. Harkins
           ----------------------------------------------------------
           Name:          Sheryll J. Harkins

                                        /s/ Thomas R. Shepherd
           ----------------------------------------------------------
           Name:          Thomas R. Shepherd

                                        /s/ Scott A. Schoen
           ----------------------------------------------------------
           Name:          Scott A. Schoen

                                        /s/ Scott A. Schoen
           ----------------------------------------------------------
           Name:          Scott A. Schoen

                                        /s/ C. Hunter Boll
           ----------------------------------------------------------
           Name:          C. Hunter Boll

                                        /s/ Anthony J. DiNovi
           ----------------------------------------------------------
           Name:          Anthony J. DiNovi



                   (SIGNATURE PAGE TO REGISTRATION AGREEMENT)

                                        /s/ Anthony J. DiNovi
           ----------------------------------------------------------
           Name:          Anthony J. DiNovi

                                        /s/ Thomas M. Hagert
           ----------------------------------------------------------
           Name:          Thomas M. Hagert

                                        /s/ Warren C. Smith, Jr.
           ----------------------------------------------------------
           Name:          Warren C. Smith, Jr.

                                        /s/ Warren C. Smith, Jr.
           ----------------------------------------------------------
           Name:          Warren C. Smith, Jr.

                                        /s/ Seth W. Lawry
           ----------------------------------------------------------
           Name:          Seth W. Lawry

                                        /s/ Joseph J. Incanda
           ----------------------------------------------------------
           Name:          Joseph J. Incanda

                                        /s/ Kent R. Weldon
           ----------------------------------------------------------
           Name:          Kent R. Weldon

                                        /s/ Terrence M. Mullen
           ----------------------------------------------------------
           Name:          Terrence M. Mullen

                                        /s/ Todd M. Abbrecht
           ----------------------------------------------------------
           Name:          Todd M. Abbrecht

                                        /s/ Barbara F. Lee
           ----------------------------------------------------------
           Name:          Barbara F. Lee


                   (SIGNATURE PAGE TO REGISTRATION AGREEMENT)